UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant  ☒

Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☐	Definitive additional materials

☒	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Rent-A-Center, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, schedule or registration statement no.:
	(3)	Filing party:
	(4)	Date filed:

FOR IMMEDIATE RELEASE

Rent-A-Center, Inc. Confirms Receipt of Director Nominations from Engaged Capital

No Stockholder Action Required at this Time

PLANO, Texas, February 23, 2017 — Rent-A-Center, Inc. (NASDAQ/NGS:RCII) (“Rent-A-Center” or the “Company”), the nation’s largest rent-to-own operator, today confirmed that Engaged Capital, LLC (“Engaged Capital”) has provided notice of its intent to nominate five individuals to stand for the three available positions up for election to the Rent-A-Center Board of Directors at the Company’s 2017 Annual Meeting of Stockholders.

The Rent-A-Center Board and management team are committed to taking actions in the best interests of all stockholders. The entire Board is mindful of its fiduciary duties and regularly considers all value-enhancing opportunities. To that end, and at the direction of the Board, the Rent-A-Center management team is taking decisive and immediate action to drive operational improvements at the Company in the near term. In addition, the Board continues to evaluate a number of cost-saving and revenue-driving opportunities, which are expected to generate increased value for all Rent-A-Center stockholders over the long term. The Board will continue to oversee the execution of these value-enhancing initiatives to ensure the Company is positioned as a stronger, more competitive and profitable organization.

The Company’s capital structure, including debt and equity financing initiatives, is overseen by the Board’s Finance Committee. This standing Committee is led by an independent director and is majority-composed of independent directors.

The Rent-A-Center Board comprises seven highly qualified directors, a majority of whom are independent, all of whom are actively engaged and possess strong retail, finance, marketing, technology, strategic planning and C-suite expertise critical to Rent-A-Center’s business. The Nominating and Corporate Governance Committee regularly reviews the composition and size of the Board in order to ensure that the Board has the appropriate expertise, that its membership consists of persons with excellent backgrounds and qualifications and that it operates in the best interests of all stockholders.

The Rent-A-Center Board and its Nominating and Corporate Governance Committee will review Engaged Capital’s proposed nominees and present the Board’s recommendation in the Company’s definitive proxy materials. These materials will be filed with the Securities and Exchange Commission and mailed to all stockholders eligible to vote at the 2017 Annual Meeting.

The date of the Company’s 2017 Annual Meeting has not yet been announced. Rent-A-Center stockholders are not required to take action at this time.

J.P. Morgan is serving as financial advisor and Winston & Strawn LLP is serving as legal advisor to Rent-A-Center.

About Rent-A-Center, Inc.

A rent-to-own industry leader, Plano, Texas-based, Rent-A-Center, Inc., is focused on improving the quality of life for its customers by providing them the opportunity to obtain ownership of high-quality, durable products such as consumer electronics, appliances, computers, furniture and accessories, under flexible rental purchase agreements with no long-term obligation. The Company owns and operates approximately 2,600 stores in the United States, Mexico, Canada and Puerto Rico, and approximately 1,870 Acceptance Now kiosk locations in the United States and Puerto Rico. Rent-A-Center Franchising International, Inc., a wholly owned subsidiary of the Company, is a national franchiser of approximately 230 rent-to-own stores operating under the trade names of “Rent-A-Center,” “ColorTyme,” and “RimTyme.”

Forward-Looking Statements

This press release and the guidance above contain forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “could,” “estimate,” “should,” “anticipate,” or “believe,” or the negative thereof or variations thereon or similar terminology. The Company believes that the expectations reflected in such forward-looking statements are accurate. However, there can be no assurance that such expectations will occur. The Company’s actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the general strength of the economy and other economic conditions affecting consumer preferences and spending; factors affecting the disposable income available to the Company’s current and potential customers; changes in the unemployment rate; difficulties encountered in improving the financial and operational performance of the Company’s business segments; our chief executive officer and chief financial officer transitions, including our ability to effectively operate and execute our strategies during the interim period and difficulties or delays in identifying and attracting a permanent chief executive officer and chief financial officer, each with the required level of experience and expertise; failure to manage the Company’s store labor (including overtime pay) and other store expenses; the Company’s ability to develop and successfully execute strategic initiatives; disruptions caused by the implementation and operation of the Company’s new store information management system, including capacity-related outages; the Company’s ability to successfully market smartphones and related services to its customers; the Company’s ability to develop and successfully implement virtual or e-commerce capabilities; failure to achieve the anticipated profitability enhancements from the changes to the 90 day option pricing program and the development of dedicated commercial sales capabilities; disruptions in the Company’s supply chain; limitations of, or disruptions in, the Company’s distribution network; rapid inflation or deflation in the prices of the Company’s products; the Company’s ability to execute and the effectiveness of a store consolidation, including the Company’s ability to retain the revenue from customer accounts merged into another store location as a result of a store consolidation; the Company’s available cash flow; the Company’s ability to identify and successfully market products and services that appeal to its customer demographic; consumer preferences and perceptions of the Company’s brand; uncertainties regarding the ability to open new locations; the Company’s ability to acquire additional stores or customer accounts on favorable terms; the Company’s ability to control costs and increase profitability; the Company’s ability to retain the revenue associated with acquired customer accounts and enhance the performance of acquired stores; the Company’s ability to enter into new and collect on its rental or lease purchase agreements; the passage of legislation adversely affecting the rent-to-own industry; the Company’s compliance with applicable statutes or regulations governing its transactions; changes in interest rates; adverse changes in the economic conditions of the industries, countries or markets that the Company serves; information technology and data security costs; the impact of any breaches in data security or other disturbances to the Company’s information technology and other networks and the Company’s ability to protect the integrity and security of individually identifiable data of its customers and employees; changes in the Company’s stock price, the number of shares of common stock that it may or may not repurchase, and future dividends, if any; changes in estimates relating to self-insurance liabilities and income tax and litigation reserves; changes in the Company’s effective tax rate; fluctuations in foreign currency exchange rates; the Company’s ability to maintain an effective system of internal controls; the resolution of the Company’s litigation; and the other risks detailed from time to time in the Company’s SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2015, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016, and September 30, 2016. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts for Rent-A-Center, Inc.:

Investors:

Maureen Short

Interim Chief Financial Officer

972-801-1899

maureen.short@rentacenter.com

Okapi Partners LLC

Bruce Goldfarb / Pat McHugh / Teresa Huang

212-297-0720

Media:

Joele Frank, Wilkinson Brimmer Katcher

Kelly Sullivan / James Golden / Matt Gross / Aura Reinhard

212-355-4449

Additional Information and Where to Find It

Rent-A-Center intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to its 2017 Annual Meeting. Rent-A-Center stockholders are strongly encouraged to read any such proxy statement, the accompanying [white] proxy card and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Rent-A-Center with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at Rent-A-Center’s website at www.rentacenter.com or by contacting Rent-A-Center’s Investor Relations at 972-801-1100.

Rent-A-Center, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Rent-A-Center stockholders in connection with the matters to be considered at Rent-A-Center’s 2017 Annual Meeting. Information about certain current Rent-A-Center’s directors and executive officers is available in Rent-A-Center’s proxy statement, dated April 18, 2016, for its 2016 Annual Meeting. To the extent holdings of Rent-A-Center’s securities by such directors or executive officers have changed since the amounts printed in the 2016 proxy statements, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Rent-A-Center’s 2017 Annual Meeting.

4